February 20, 2007


Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437


        Re:    Residential Asset Mortgage Products, Inc.
               Mortgage Asset-Backed Pass-Through Certificates, Series 2007-RZ1


Ladies and Gentlemen:

        We have advised Residential Asset Mortgage Products, Inc. (the "Registrant") with respect to certain federal income tax aspects of the issuance by the Registrant of the Mortgage Asset-Backed Pass-Through Certificates, Series 2007-RZ1 (the "Certificates"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2007, (the "Pooling and Servicing Agreement") as more particularly described in the prospectus dated December 4, 2006 (the "Base Prospectus") and the prospectus supplement dated February 20, 2007, (the "Prospectus Supplement" and together with the Base Prospectus, the "Prospectus") relating to such series, each forming a part of the Registration Statement on Form S-3 as filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on January 20, 2006, and declared effective on March 31, 2006 (the "Registration Statement"). Such advice conforms to the description of selected federal income tax consequences to holders of the Certificates that appears under the heading "Material Federal Income Tax
Consequences" in the Base Prospectus and "Material Federal Income Tax Consequences" in the Prospectus Supplement. Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects, and we hereby confirm and adopt that description as our opinion herein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.




                                    Very truly yours,


                                    /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                    ORRICK, HERRINGTON & SUTCLIFFE LLP